UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2009

ECOTALITY, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6821 E. Thomas Road
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 219-5005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

       In November and December 2007 the Company issued Original Issue Discount 8% Senior Secured Convertible Debentures, dated November 6, 2007 (the “November 2007 Debenture”) (aggregate principal amount equal to $4,117,649) and Original Issue Discount 8% Secured Convertible Debentures, dated December 6, 2007 (the “December 2007 Debenture”) (aggregate principle amount equal to $1,764,707).   These debentures were issued to prudent acquisitions to transition Ecotality from a development stage (primarily focused in the hydrogen sector) to a revenue producing company with a diversified clean technology portfolio (solar, fuel cell and electric charging products). The Company’s revenue increased from $2.6 million for the year ended December 31, 2007 to $11.2 for the year ended December 31, 2008.

       The November and December 2007 Debentures are held by Enable Growth Partners LP (“EGP”), Enable Opportunity Partners LP (“EOP”), Pierce Diversified Strategy Master Fund LLC, Ena. (“Pierce”), and BridgePointe Master Fund Ltd (“BridgePointe”)(individually referred to as “Holder” and collectively as the “Holders”).

       These convertible debentures were designed for what the Company believed at the time to be very viable economic growth opportunities and that the convertible features of the debentures were in line with the market growth conditions of late 2007and early 2008.  However, due to the economic deterioration in 2008, the Company was forced to take action to defer principal and interest payments in a series of debenture waiver agreements, to with;

1.
On August 29, 2008 the Company signed an agreement with its Debenture Holders to defer principal and interest payments for the period May 1 through December 31, 2008.  This agreement was to provide the Company time to internally fund its working capital requirements through organic growth and to obtain both short and long-term funding through equity financing and other capital sources.  The waiver period allotted by this agreement was proven insufficient given the deterioration of the nation’s economic situation since its signing.

2.
On March 5, 2009, the Company entered in to an agreement (with an effective date of January 1, 2009) to further restructure its equity with the holders of the Debenture Holders.  To allow additional time necessary for the Company to achieve its working capital objectives in the current economic environment, the Company requested the Debenture Holders to further extend a waiver of debt service requirements.  In exchange for signing the Amendment to Debentures and Warrants, Agreement and Waiver which defers interest payments due for the first quarter 2009 until May 1, 2009 and payment of monthly principal redemptions until May 1, 2009, the Company agreed to a number of adjustments to the debentures.

       Despite the current tenuous economic, the financial opportunities specifically in the Stimulus projects related to electric transportation, are material to the Company’s future, and on  May 15, 2009, the Company and the Debenture Holders entered into the attached agreement entitled “Amendment to Debentures and Warrants, Agreement and Waiver” (the “Agreement”) restructuring the Company’s equity as well as establishing an inducement for additional working capital for the Company.  The Agreement’s effective date is May 1, 2009.

        The Company agreed to the following:

1.	Defer payment of interest until November 1, 2009. Interest to be paid monthly from that date. Interest accrued though September 30, 2009 will be added to principal.
2.	Commence redemption of principal on January 1, 2010 in 10 equal payments.
3.
Consent to obtaining additional working capital for specified uses not to exceed $2,500,000 in the same form and rights of debentures pari pasu in seniority both as to security interest priority and right of payment with the debenture held by the existing holders.

4.
Segregation of payment of the Karner bridge note, reaffirmed Karner and Morrow employment agreements, identifies a specific carve out related to the Clarity Group transfer should the Company fail to achieve certain target objectives, and provides for a bonus should the target be achieved.

5.	Maintain the conversion price of the November 2007 Debentures and December 2007 Debentures at $.06.
6.
Additional covenants related to not exceeding $2,500,000 accounts payable amount or payment of other liabilities while the debentures are outstanding. Other covenants include maintaining minimum cash flow amounts. Allowing for inspection of financial records, and achieving Stimulus contract target objectives.

7.
The right to recommend for placement on the Company's Board of Directors, two (2) nominees by either BridgePointe or BridgePointe’s investment manager Roswell Capital Partners LLC or other debenture holders. Such a recommendation will meet the Company’s requirements as set forth in the Company’s Bylaws and all applicable federal and state law. The nominees may serve until such time as the Company has redeemed the debentures.

8.
The existing Holders collectively will maintain an equity position in the Company, in fully diluted shares, of 80%. Should the existing holders Holders’ equity position collectively become less than the 80%, the Company will issue warrants to each existing Holder, pro-ratably to bring Holders’ equity position back to 80%. However, there are provisions (when additional capital is raised (not to exceed $2,500,000)) to bring the fully diluted position to 70% for the existing Holders as well as those Holders of new capital debentures.  There are provisions to further reduce the debenture holders to 65% should management achieve certain specified performance targets.

9.
All outstanding Warrants (defined in the Securities Purchase Agreements dated November 6, 2007 and December 6, 2007), and all Warrants issued to Holders as consideration for the current or prior Amendments to the November 2007 Debentures and the December 2007 Debentures will be amended to have an exercise price of $0.01 (to the extent that such exercise price was previously above $0.06), and the termination dates for the makeup warrants will be five (5) years from date of issuance.

10.
Use best efforts to obtain stockholder approval of an increase in the authorized number of shares of common stock of the Company. The proposal shall increase the number of authorized common shares from 300,000,000 to 1,300,000,000.

11.
Agreed to specific provisions relating to disclosure of material nonpublic information by debenture holder board members, or at other times when complying with the provisions of the debenture waiver agreement.

The Company believes this extension is timely and considered appropriate, given the growing and significant potential opportunities to successfully achieve its strategic objectives based on the strength and appeal of the Company’s products and technical expertise in the burgeoning market for electric vehicle infrastructure.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit
99.1	AMENDMENT TO DEBENTURES AND WARRANTS, AGREEMENT AND WAIVER

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Company)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	May 18, 2009
Jonathan R. Read

/s/ Harold Sciotto	Secretary	May 18, 2009
Harold Sciotto

/s/ Barry S. Baer	Chief Financial Officer	May 18, 2009
Barry S. Baer

INDEX TO FINANCIAL STATEMENTS

 99.1 AMENDEMENT TO DEBENTURES AND WARRANTS, AGREEMENT AND WAIVER